United States Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 3, 2021
Isoray, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33407 (Commission File Number)	41-1458152 (IRS Employer Identification No.)

350 Hills Street, Suite 106, Richland, Washington 99354

(Address of principal executive offices) (Zip Code)

(509) 375-1202

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ISR	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02     Results of Operations and Financial Condition.

On February 3, 2021, we announced the commencement of a proposed underwritten public offering of our common stock. In connection with the proposed offering, we are filing a preliminary prospectus supplement in which we are disclosing that we expect to report that our total revenue for the three months ended December 31, 2020, to be $2.36 million, gross profit as a percentage of revenue for the three months ended December 31, 2020, to be 49.5% and cash and cash equivalents as of December 31, 2020 to be $9.6 million. This amount of cash and cash equivalents excludes approximately $7.9 million of additional cash received between January 1, 2021 and February 1, 2021, pursuant to the exercise of warrants and options to purchase our common stock. Cash and cash equivalents as of February 1, 2021, was between $17.0 and $17.3 million, which includes approximately $7.9 million of additional cash received since January 1, 2021, pursuant to the exercise of warrants and options to purchase our common stock. These amounts reflect our estimates based solely upon information available to us as of the date of this Current Report on Form 8-K, are not a comprehensive statement of our financial results or position as of or for the quarter ended December 31, 2020, and have not been audited, reviewed or compiled by our independent registered public accounting firm. Our financial closing procedures for the quarter ended December 31, 2020 are not yet complete and, as a result, our final results upon completion of our closing procedures may vary from this preliminary estimate, and any such differences may be material. Accordingly, undue reliance should not be placed on this preliminary information.

The information provided in this Item 2.02 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, or Sections 11 and 12(a)(2) of the Securities Act, nor shall it be deemed incorporated by reference into any of the Company’s filings under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01     Other Events.

The information contained in Item 2.02 above is incorporated herein by reference.

Forward-Looking Statements.

This Current Report on Form 8-K contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this report that are not historical facts may be considered “forward-looking statements,” including, but not limited to, statements regarding our preliminary estimates of revenue and cash and cash equivalents as of December 31, 2020. Forward-looking statements are typically, but not always, identified by the use of words such as “may,” “would,” “believe,” “intend,” “plan,” “anticipate,” “estimate,” “expect,” and other similar terminology. Forward-looking statements are based on current expectations of management and upon what management believes to be reasonable assumptions based on information currently available to it, and are subject to risks and uncertainties. Such risks and uncertainties may cause actual results to differ materially from the expectations set forth in the forward-looking statements. Such risks and uncertainties include, but are not limited to, risks related to preliminary financial results, including the risks that the preliminary financial results reported herein reflect information available to us only at this time and may differ from actual results, including in connection with our completion of financial closing procedures, risks associated with market conditions, risks and uncertainties associated with our business and finances in general, risks associated with the COVID-19 global pandemic, as well as other risks detailed in our recent filings on Forms 10-K and 10-Q with SEC. We undertake no obligation to update any forward-looking statements to reflect new information, events or circumstances, or to reflect the occurrence of unanticipated events.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company, which is being made only by means of a written prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, nor shall there be any sale of our securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 3, 2021

Isoray, Inc., a Delaware corporation

 By: /s/ Lori A. Woods

       Lori A. Woods, CEO